SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
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    (AS PERMITTED BY RULE 14A-6(E)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting  Material Pursuant to Section 240.14a-11(c) or
    Section 240-14a-12

                         Capital City Bank Group, Inc.
 ----------------------------------------------------------------------------
            (Name of Registrant as Specified in Its Charter)
 -----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check appropriate box):
[X] No fee required.
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


       NOTICE OF 2003 ANNUAL MEETING OF SHAREOWNERS AND PROXY STATEMENT

                             CAPITAL CITY BANK GROUP, INC.
                          217 North Monroe Street
                         Tallahassee, Florida 32301







                                                                  Capital City
                                                                          Bank

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CONTENTS
------------------------------------------------------------------------------


LETTER TO SHAREOWNERS

NOTICE OF ANNUAL MEETING OF THE SHAREOWNERS

PROXY STATEMENT

General Information                                                          1

Corporate Governance                                                         2

Nominees for Election as Directors                                           4

Continuing Directors and Executive Officers                                  5

Audit Committee Report                                                       6

Board Governance, Nominating and Compensation Committee Report               7

Share Ownership                                                              9

Executive Officers and Transactions with Management                         11

Summary Compensation Table                                                  12

Incentive Compensation and Stock Purchase Plans                             13

Retirement Plans                                                            14

Five-Year Performance Graph                                                 16

Ratification of Auditors                                                    17

Annual Report                                                               19

------------------------------------------------------------------------------
LETTER TO SHAREOWNERS
------------------------------------------------------------------------------







                        CAPITAL CITY BANK GROUP, INC.
                           217 North Monroe Street
                         Tallahassee, Florida 32301





April 2, 2003



Dear Fellow Shareowners:

You are cordially invited to attend the 2003 Annual Meeting of Shareowners at 10:00 a.m., local time, on Tuesday, April 22, 2003, at the University Center Club, Building B, Floor 3, University Center, Florida State University, Doak Campbell Stadium, Tallahassee, Florida.

At the meeting, I will give an update on Capital City's business, and plans for the future. Also, we will elect two Class III directors to the Board of Directors and ratify our accountants for fiscal 2003.

Your Board of Directors encourages every shareowner to vote. Your vote is very important. Whether or not you plan to attend the meeting, please review the proxy materials and return your proxy instructions by Friday, April 11, 2003.

The meeting will begin at 10:00 a.m. I hope you will come early and join your friends for light refreshments at 9:30 a.m.


Sincerely,


/S/ William G. Smith, Jr.

William G. Smith, Jr.
President and Chief Executive Officer

------------------------------------------------------------------------------
NOTICE OF ANNUAL MEETING OF SHAREOWNERS
------------------------------------------------------------------------------

-----------------------------------    ---------------------------------------
TIME                                   PLACE
-----------------------------------    ---------------------------------------

10:00 a.m., local time,                University Center Club
April 22, 2003                         Building B, Floor 3
                                       University Center
                                       Florida State University
                                       Doak Campbell Stadium
                                       Tallahassee, Florida


-----------------------------------    ---------------------------------------
BUSINESS                               RECORD DATE
-----------------------------------    ---------------------------------------

(1) Elect two Class III directors      Shareowners owning Capital City Bank
    to the Board of Directors          Group shares at the close of business
                                       on February 28, 2003, are entitled
(2) Ratify the appointment of          to attend and vote at the meeting
    KPMG LLP as the auditors for
    the fiscal year ending
    December 31, 2003

(3) Transact other business properly
    coming before the meeting or any
    adjournment of the meeting


-----------------------------------    ---------------------------------------
DOCUMENTS                              VOTING
-----------------------------------    ---------------------------------------

The Proxy Statement, proxy card,       Even if you plan to attend the meeting
and Capital City Bank Group Annual     in Tallahassee, please provide us your
Report are included in this mailing    voting instructions in one of the
                                       following ways as soon as possible:

                                       (1) Internet - use the internet address
                                           on the proxy card

                                       (2) Telephone - use the toll-free
                                           number on the proxy card

                                       (3) Mail - mark, sign, and date the
                                           proxy card and return in the
                                           enclosed postage-paid envelope



By Order of the Board of Directors, J. Kimbrough Davis, Corporate Secretary, April 2, 2003

------------------------------------------------------------------------------
PROXY STATEMENT - GENERAL INFORMATION
------------------------------------------------------------------------------

Q: Why am I receiving this Proxy Statement and proxy card?
A: The Board of Directors is soliciting your proxy for the 2003 Annual Meeting of Shareowners and any adjournments of this meeting. The meeting will be held at 10:00 a.m., local time, Tuesday, April 22, 2003, at the University Center Club, Building B, Floor 3, University Center, Florida State University, Doak Campbell Stadium, Tallahassee, Florida. This Proxy Statement and the proxy card are being provided to shareowners on or about April 2, 2003.

Q: What is being voted upon?
A: The election of two Class III directors and the ratification of the Company's auditors. The proposal to be considered will not create dissenter's rights. We are not aware of any other matters to be presented to the meeting; however, the holders of the proxies will vote in their discretion on any other matters properly presented.

Q: Who can vote?
A: All shareowners of record on the record date of February 28, 2003. On that date, there were 10,565,476 Capital City Bank Group common shares outstanding and entitled to vote, and these shares were held of record by approximately 1,457 shareowners.

Q: How much does each share count?
A: Each share counts as one vote. For the proposals scheduled to be voted upon at the meeting, withheld votes on directors, abstentions and shares held by a broker that the broker fails to vote are all counted to determine a quorum, but are not counted for or against the matters being considered.

Q: How do I give voting instructions?
A: You may attend the meeting and give instructions in person or by the Internet, by telephone, or by mail. Instructions are on the proxy card. The appropriate individuals named on the enclosed proxy card will vote all properly executed proxies that are delivered in response to this solicitation and not later revoked in accordance with the instructions given by you.

Q: Can I change my vote?
A: Yes, you may revoke your proxy by submitting a later proxy or by written request received by the Company's corporate secretary before the meeting. You may also revoke your proxy at the meeting and vote in person.

Q: What does it mean if I get more than one proxy card?
A: You will receive a proxy card for each account you have. Please vote proxies for all accounts to ensure that all your shares are voted.

Q: When are shareowner proposals due for the 2004 Annual Meeting?
A: Shareowner proposals that are to be included in the Proxy Statement for the 2004 meeting must be received by December 4, 2003. Shareowner proposals for the 2004 meeting that are not intended to be included in the proxy statement for that meeting must be received by February 17, 2004 or the Board of Directors can vote the proxies in its discretion on the proposal. Proposals must comply with the proxy rules and be submitted in writing to:

   J. Kimbrough Davis
   Corporate Secretary
   Capital City Bank Group, Inc.
   217 North Monroe Street
   Tallahassee, Florida 32301

Q: Who pays for soliciting proxies?
A: The Company pays the cost of soliciting proxies. The officers or other employees of the Company or its subsidiaries may solicit proxies to have a larger representation at the meeting.

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CORPORATE GOVERNANCE
------------------------------------------------------------------------------

How is the Company organized?
Capital City Bank Group is a financial holding company managed by a core group of officers and governed by a Board of Directors that has been set at seven members. The Board of Directors is divided into three classes.

What are directors paid?
Only non-employee directors are compensated for board service. The pay components for 2002 were:

   Annual Retainers:

..  $6,000 for each non-employee member of the Board of Directors

.. $1,000 additional annual retainer if serving as chairman of a board committee

   Meeting Fees:

..  $500 per month for all board and committee meetings

..  $50 per hour for each committee meeting attended

Directors are also permitted to purchase shares of common stock at a 10% discount from fair market value under the 1996 Director Stock Purchase Plan. This Plan has 150,000 shares reserved for issuance. Since the inception of this Plan, 33,065 shares have been issued to directors. Purchases under this Plan may not exceed the annual retainer and meeting fees received.

BOARD MEETINGS

The Board of Directors met 12 times in 2002. Average director attendance at all board and committee meetings was approximately 75% of the applicable meetings.

COMMITTEES OF THE BOARD

Audit Committee:

..  Members are John K. Humphress (Chairman), John R. Lewis, and Lina S. Knox

.. Consists only of members that are "independent" as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards

..  Met nine times in 2002

.. Oversees the Company's auditing, accounting, financial reporting, and internal control functions

.. Monitors and reviews the Company's compliance with Section 112 of the Federal Deposit Insurance Corporation Improvement Act of 1991 and reviews regulatory reports

.. Reviews independent accountants' report on the Company's financial statements, significant changes in accounting principles and practices, significant proposed adjustments, and any unresolved disagreements with management concerning accounting or disclosure matters

.. Recommends independent accountants and reviews their services, fees, and the scope and timing of audits

..  Operates according to a written charter adopted by the Board of Directors

Board Governance, Nominating and Compensation Committee:

.. Members are Cader B. Cox, III (Chairman), John K. Humphress, Lina S. Knox and John R. Lewis

..  Met four times in 2002

.. Evaluates performance of the President and Chief Executive Officer and recommends compensation

.. Develops, implements and monitors policies and practices relating to corporate governance

.. Develops and reviews background information for candidates for the Board of Directors, including candidates recommended by shareowners, and makes recommendations to the Board of Directors about these candidates

.. Shareowners desiring to propose a nominee should submit a recommendation in writing to the Company's Corporate Secretary. Recommendations must be received by December 4, 2003 and must comply with the procedures set forth in the Company's Articles of Incorporation in order to be considered at the 2004 Annual Meeting

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NOMINEES FOR ELECTION AS DIRECTORS
------------------------------------------------------------------------------


ITEM NO. 1 -- ELECTION OF DIRECTORS
------------------------------------

The Board of Directors is divided into three classes, designated Class I, Class II and Class III. The directors in each class are elected for terms of three years or until their successors are duly elected and qualified.

At the meeting, the shareowners will elect two Class III directors. The individuals named on the enclosed proxy card will vote, unless instructed otherwise, each properly delivered proxy for the election of the following nominees as directors. If a nominee is unable to serve, the shares represented by all valid proxies that have not been revoked will be voted for the election of a substitute as the Board of Directors may recommend, or the Board of Directors may by resolution reduce the size of the Board of Directors to eliminate the resulting vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

CLASS III DIRECTOR NOMINEES:
----------------------------

DUBOSE AUSLEY
Mr. Ausley, 65, is the Chairman of the Board of the Company and has been a director since 1982. He is employed by and is the former chairman of the law firm of Ausley & McMullen. Mr. Ausley was Chairman of Ausley & McMullen and its predecessor for more than 20 years. Since 1992, he has served as a director of TECO Energy, Inc. Since 1993, Mr. Ausley has served as a director of Sprint Corporation.

JOHN K. HUMPHRESS
Mr. Humphress, 54, has been a director since 1994. Since 1973, he has been a shareholder of Krause Humphress Pace & Wadsworth, Chartered CPA's.


Except as provided above, if elected, Messrs. Ausley and Humphress will serve
as Class III directors until the 2006 Annual Meeting.   Messrs. Ausley and
Humphress have served as directors for at least the past five years.

The affirmative vote of a plurality of shares present and entitled to vote is required for the election of directors.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES.

=============================================================================
CONTINUING DIRECTORS AND EXECUTIVE OFFICERS
-----------------------------------------------------------------------------

CONTINUING CLASS I DIRECTORS:
-----------------------------
(Term expiring in 2004)

CADER B. COX, III
Mr. Cox, 53, has been a director since 1994. Since 1976, he has served as President of Riverview Plantation Inc., a resort and agricultural company.

WILLIAM G. SMITH, JR.
Mr. Smith, 49, has been a director since 1982. In 1995, he was elected President and Chief Executive Officer of the Company and Chairman of Capital City Bank. Mr. Smith is the first cousin of Lina S. Knox.

CONTINUING CLASS II DIRECTORS:
------------------------------
(Term expiring in 2005)

THOMAS A. BARRON
Mr. Barron, 50, has been a director since 1982. He is Treasurer of the Company and was elected President of Capital City Bank in 1995.

LINA S. KNOX
Ms. Knox, 58, has been a director since 1998. She is a dedicated community volunteer. Ms. Knox is the first cousin of William G. Smith, Jr.

JOHN R. LEWIS
Mr. Lewis, 60, has been a director since 1999. He is President and Chief Executive Officer of Super-Lube, Inc., Tallahassee, Florida, which he founded in 1979.

OTHER EXECUTIVE OFFICERS:
-------------------------

J. KIMBROUGH DAVIS
Mr. Davis, 49, was appointed Executive Vice President and Chief Financial Officer of the Company in 1997. He served as Senior Vice President and Chief Financial Officer from 1991 to 1997. In 1998, he was appointed Executive Vice President and Chief Financial Officer of Capital City Bank.

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AUDIT COMMITTEE REPORT
-----------------------------------------------------------------------------

The Audit Committee has reviewed and discussed with Capital City Bank Group's management the Company's audited financial statements for fiscal year 2002. The Audit Committee has also discussed with KPMG LLP, the Company's independent auditors for fiscal year 2002, the matters required to be discussed by Statement on Auditing Standards No. 61, received the written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1, and discussed with KPMG LLP its independence. Based primarily on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2002.

Members of the Committee:

John K. Humphress
Lina S. Knox
John R. Lewis


The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any of the Company's previous or future filings with the Commission, except as otherwise expressly identified by the Company in any such filing.

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BOARD GOVERNANCE, NOMINATING AND COMPENSATION COMMITTEE REPORT
-----------------------------------------------------------------------------

What Is the Executive Compensation Philosophy?
We are responsible for recommending to the Board of Directors the compensation of William G. Smith, Jr., the Company's President and Chief Executive Officer. Our intent is to provide a competitive compensation program linked directly to the Company's strategic business objectives and its short-term and long-term operating performance. With the objectives of strengthening company performance and maximizing shareowner value over time, this policy serves to align the interests of the President and Chief Executive Officer with those of the shareowners.

What Comprises Total Executive Compensation?

..  Base pay

..  Short-term incentives

..  Long-term incentives

Total Executive Compensation
We use a peer group of banks as a guide for determining the level of compensation. The banks in the peer group were chosen based on the similarities with the Company relative to size and markets served.

We also periodically engage an independent executive compensation consultant to assist in the assessment and evaluation of the appropriateness of the compensation.

Base Salary
We determine base salary by assessing the responsibilities required by the position, the experience of the individual, and the competitive market.
Mr. Smith was elected as President and Chief Executive Officer in 1995. In 2002, Mr. Smith's base salary was set at $175,000 per year, and his base salary was increased to $185,000 per year for 2003.

Mr. Smith has also had the opportunity to earn additional compensation under various performance-based compensation plans.

Annual Performance Bonuses
Annual cash bonuses are paid through the profit participation plan. All senior level executives participate in this plan.

Performance Goals
We base annual performance bonuses on the attainment of corporate and individual goals that we set at the beginning of the year.

We believe that accomplishing corporate goals is essential for the Company's continued success and sustained financial performance.

The amount of cash bonus which Mr. Smith may earn increases or decreases, within a range, by a multiple of the percentage by which net income exceeds or falls short of established profit goals. The goals are based upon earnings performance. We believe improved earnings performance will translate into long-term increases in shareowner value.

Annual Bonus Payments
Mr. Smith's annual bonus was tied directly to the Company's actual profitability for 2002 compared to targeted profitability. We believe his performance and influence are best measured by the Company's profitability and performance goals. In 2002, his incentive compensation of $421,207, represented approximately 68% of his total cash compensation.

Incentive Plan
The Company maintains an Associate Incentive Plan. Under this plan, Mr. Smith is eligible to earn common stock. Actual grants are determined by the Board of Directors based on the achievement of short-term and long-term performance goals. These goals are set by the Board of

Directors with reference to several performance factors. The factors are generally based on financial performance, including earnings, operating efficiency, asset quality and growth. Specific targets and weightings used for establishing short-term and long-term performance goals are subject to change at the beginning of each measurement period, and are influenced by the Board of Directors' desire to emphasize performance in certain areas. In addition to stock earned in 2002, the Company provided a cash bonus equal to 31% of the value of stock as a partial offset to the tax liability incurred by Mr. Smith.

For achieving short-term performance goals for 2002, Mr. Smith received a payout of 608 shares under the Associate Incentive Plan, with a fair market value of $39.19 per share as of December 31, 2002. The opportunity at maximum performance was 1,216 shares. Except as discussed below, Mr. Smith was not eligible to earn CCBG shares for achieving any long-term performance goals.

On January 1, 2003, Mr. Smith and the Company entered into an agreement under which Mr. Smith will be eligible to receive Company stock options based on the compound growth rate of the Company's earnings per share over a three year period. Under this agreement, any stock options received by Mr. Smith will vest at a rate of one-third per year for each of the three years after the date of grant.

Mr. Smith had entered into a similar stock option agreement with the Company on January 1, 2002. In furtherance of the goals and objectives of the Company, Mr. Smith and the Company mutually agreed to terminate this 2002 stock option agreement as of December 31, 2002.

Summary
We believe that the policies and programs described in this report link pay and performance and serve the best interests of shareowners. We frequently review the various pay plans and policies and modify them as we deem necessary to continue to meet the Company's business objectives and philosophy.

Members of the Committee during 2002:

Cader B. Cox, III
John K. Humphress
Lina S. Knox
John R. Lewis

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SHARE OWNERSHIP
-----------------------------------------------------------------------------

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's directors and executive officers, and parties owning beneficially more than 10% of the common stock, must file reports with the Securities and Exchange Commission to reflect their interests in the Company's common stock. Copies of these reports must be furnished to the Company.
Based solely upon on a review of these reports received by the Company for fiscal 2002 and written representations from some of its officers and directors, the Company believes that each required Section 16(a) report for 2002 was filed on time.


SHARE OWNERSHIP TABLE

Beneficial owners of more than 5% of the common stock are required to file reports with the Securities and Exchange Commission. The following table provides information, as of February 28, 2003, on the common stock beneficially owned by beneficial owners who have filed the required reports, beneficial owners who were known to the Company to beneficially own more than 5% of the common stock, directors, executive officers named in the Summary Compensation Table, and all executive officers and directors as a group.

                                                           Percentage of
                                    Shares Beneficially     Outstanding
                                          Owned <F1>        Shares Owned
                                    -------------------    --------------
Robert H. Smith <F2>                    2,001,843 <F3>         18.95%
Post Office Box 11248
Tallahassee, Florida 32302

William G. Smith, Jr. <F2>              2,101,814 <F4>         19.89%
Post Office Box 11248
Tallahassee, Florida 32302

John B. Wight, Jr.                        560,900 <F5>          5.31%
Post Office Box 58
Cairo, Georgia 31728%

DuBose Ausley                             504,117 <F6>          4.77%

Thomas A. Barron                          212,666 <F7>          2.01%

Cader B. Cox, III                         251,048 <F8>          2.38%

J. Kimbrough Davis                         37,398 <F9>              *

John K. Humphress                         359,224 <F10>         3.40%

Lina S. Knox <F2>                          69,225 <F11>             *

John R. Lewis                               7,743                   *

All Directors and Executive             3,543,235              33.54%
Officers as a Group (8 Persons)

*Represents less than one percent.

<F1> For purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock if he or she has or shares voting or investment power with respect to the shares or has a right to acquire beneficial ownership at any time within 60 days from the record date. "Voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.

                                     9

<F2> Robert H. Smith and William G. Smith, Jr. are brothers, and Lina S. Knox is their first cousin.

<F3> Includes (i) 64,016 shares in accounts for his children for which Mr.
     Smith is Custodian; (ii) 361,728 shares held in certain trusts under which Mr. Smith shares voting and investment power as a co-trustee; and
     (iii) 368,377 shares held by a partnership under which Mr. Smith shares voting and investment power. Of the shares beneficially owned by Robert
     H. Smith, 730,105 shares are also beneficially owned by William G. Smith, Jr.

<F4> Includes (i) 25,010 shares in an account for his son for which Mr. Smith is Custodian; (ii) 361,728 shares held in certain trusts under which Mr. Smith shares voting and investment power as a co-trustee; (iii) 368,377 shares held by a partnership under which Mr. Smith shares voting and investment power; and (iv) 21,919 shares owned by Mr. Smith's wife, of which he disclaims beneficial ownership. Of the shares beneficially owned by William G. Smith, Jr., 730,105 shares are also beneficially owned by Robert H. Smith.

<F5>  Includes 92,708 shares owned by Mr. Wight's wife, of which he disclaims beneficial ownership.

<F6> Includes (i) 182,676 shares held in trust under which Mr. Ausley serves as trustee and has sole voting and investment power; and (ii) 4,425 shares owned by Mr. Ausley's wife, of which he disclaims beneficial ownership.

<F7> Includes (i) 46,542 shares held in trusts under which Mr. Barron serves as trustee; (ii) 459 shares for which Mr. Barron has power of attorney and may be deemed to be a beneficial owner; and (iii) 18,500 shares owned by Mr. Barron's wife, of which he disclaims beneficial ownership.

<F8> Includes 240,650 shares held in a trust under which Mr. Cox shares voting and investment power as a co-trustee, of which he disclaims beneficial ownership.

<F9> Includes (i) 944 shares in accounts for his children for which Mr. Davis is Custodian; (ii) 12,507 shares owned jointly by Mr. Davis and his wife; and (iii) 3,266 shares owned by Mr. Davis's wife, directly and through an Individual Retirement Account, all of which he disclaims beneficial ownership.

<F10>Includes (i) 77,370 shares held by a limited partnership of which Mr.
     Humphress is a general partner and shares voting and investment power;
     (ii) 2,841 shares owned jointly by Mr. Humphress and his wife;
     (iii) 2,100 shares in accounts for his children for which Mr. Humphress is Custodian; (iv) Includes 240,650 shares held in a trust under which Mr. Humphress shares voting and investment power as a co-trustee; and
     (v) 1,102 shares owned by Mr. Humphress's wife, directly and through an Individual Retirement Account, all of which he disclaims beneficial ownership.

<F11>Includes 2,400 shares owned jointly by Ms. Knox and her husband.

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EXECUTIVE OFFICERS AND TRANSACTIONS WITH MANAGEMENT
-----------------------------------------------------------------------------

EXECUTIVE OFFICERS

Executive officers are elected annually by the Board of Directors at its meeting following the annual meeting of shareowners to serve for a one year term and until their successors are elected and qualified. Messrs. Ausley, Barron and William G. Smith, Jr. serve as directors and executive officers of the Company and Mr. Davis is an executive officer of the Company. For information pertaining to the business experience and other positions held by these individuals, see "NOMINEES FOR ELECTION AS DIRECTORS" and "CONTINUING DIRECTORS AND EXECUTIVE OFFICERS."



TRANSACTIONS WITH MANAGEMENT AND RELATED PARTIES

During 2002, Capital City Bank, a wholly-owned subsidiary of the Company, had outstanding loans to several of the Company's directors, executive officers, their associates and members of the immediate families of these directors and executive officers. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These loans do not involve more than the normal risk of collectability or present other unfavorable features.

DuBose Ausley, the Chairman of the Board of the Company, is employed by and is the former Chairman of Ausley & McMullen, the Company's general counsel. During 2002, the Company and the Company's subsidiaries paid legal fees to this law firm of approximately $647,000.

Capital City Bank's Apalachee Parkway Office is located on land leased from the Smith Interests General Partnership L.L.P. ("SIGP") in which William G. Smith, Jr. (the President and Chief Executive Officer of the Company and a Director of the Company), Robert H. Smith (a Vice President of the Company), and Lina S. Knox (a Director of the Company) are partners. In addition, a trust for the benefit of Elaine W. Smith, a relative of William G. Smith, Jr. and Robert H. Smith, of which DuBose Ausley, Chairman of the Board, is trustee, is also a partner of SIGP. As trustee of this trust, Mr. Ausley has the power to vote the SIGP interests owned by the trust. Under a lease agreement expiring in 2024, the Company provides annual lease payments of approximately $85,000, to be adjusted for inflation in future years.

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SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------


The following summary compensation table shows compensation information for the Company's President and Chief Executive Officer and the two other executive officers of the Company who earned over $100,000 in aggregate salary, bonus and other compensation in the fiscal year ended December 31, 2002.


                                                                          Long-Term
                                     Annual Compensation                 Compensation
                           -------------------------------------------  --------------
                                                          Other Annual    Long-Term
Name and                                                  Compensation  Incentive Plan
Principal Position         Year    Salary      Bonus          <F1>       Payouts <F2>
William G. Smith, Jr.      2000   $145,000   $260,337 <F3>   $16,576        $36,177
President and Chief        1999   $145,000   $223,981 <F3>    $3,612          ---
Executive Officer          1998   $132,000   $190,108 <F3>    $4,582          ---

Thomas A. Barron           2000   $160,000   $254,857 <F3>   $21,145        $50,965
Treasurer                  1999   $160,000   $171,131 <F3>    $3,607          ---
                           1998   $150,000    $74,038 <F3>    $4,607          ---

J. Kimbrough Davis         2000   $135,000    $82,062 <F3>    $8,569        $18,113
Executive Vice President   1999   $125,000    $61,396 <F3>    $1,846          ---
and Chief Financial        1998   $115,000    $55,704 <F3>    $2,295          ---
Officer

<F1> Consists of cash bonuses paid as a tax supplement to participants in the 1996
     Associate Incentive Plan.

<F2> Consists of the dollar value of all payouts made for long-term performance awards earned under the 1996 Associate Incentive Plan.

<F3> Includes cash bonuses and the dollar value of short-term incentive stock awards.

------------------------------------------------------------------------------
INCENTIVE COMPENSATION AND STOCK PURCHASE PLANS
------------------------------------------------------------------------------

1996 Associate Incentive Plan

The 1996 Associate Incentive Plan became effective on February 23, 1996. Awards under this plan may be made until December 31, 2005. Under the plan, key associates of the Company who have been selected as participants are eligible to receive awards of equity-based incentive compensation, including stock options, stock appreciation rights, restricted stock awards, performance share units and phantom stock, and combinations of these incentives. The aggregate number of shares of common stock subject to awards under the plan may not exceed 750,000. The plan is administered by the Board of Directors which has the authority under the plan to establish, adopt and revise plan rules and regulations and to make all determinations relating to the plan.

The plan authorizes the establishment of long-term performance share programs to be effective over designated award periods of not less than one year nor more than five years. At the beginning of each award period, the Board of Directors establishes performance goals. Performance goals may include financial or other measures of corporate performance and may be determined on an individual basis or by categories of participants. The Board of Directors has the discretionary authority to adjust performance goals or performance measurement standards as it deems equitable in recognition of extraordinary or non-recurring events experienced during an award period. The Board of Directors determines the number of performance share units to be awarded, if any, to each participant who is selected to receive an award. The Board of Directors may add new participants to a performance share program after its commencement by making pro rata grants. At the completion of a performance share program, or at other times as specified by the Board of Directors, the Board of Directors will calculate the number of shares earned by multiplying the number of performance share units granted to the participant by a performance factor representing the attainment of the performance goals.

1995 Associate Stock Purchase Plan

The 1995 Associate Stock Purchase Plan became effective on March 20, 1995. Up to 450,000 shares of common stock may be purchased under the 1995 Purchase Plan. The purpose of the plan is to provide associates of the Company and its subsidiaries with an opportunity to purchase common stock of the Company through accumulated payroll deductions or other contributions. The plan is intended to qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986. Under the terms of the plan, the common stock purchased by participants is purchased directly from the Company. The plan provides that common stock may be purchased at a discount, not to exceed 15 percent, which is to be fixed by the Board of Directors.

In fiscal year 2002, 25,270 shares of common stock were purchased under the plan. The Board of Directors has the right to amend or terminate the plan at any time. However, no amendment or termination may adversely affect purchase rights previously granted, unless the Board of Directors determines that the termination of the plan is in the best interests of the Company and its shareowners. In this situation, the Board of Directors may terminate an offering period under the plan on the last day of the offering period even though it may adversely affect purchase rights.

------------------------------------------------------------------------------
RETIREMENT PLANS
------------------------------------------------------------------------------

Retirement Plan

The Company maintains a noncontributory, defined benefit retirement plan which covers all full-time associates and part-time associates with 1,000 hours of service annually that are employed by the Company and its subsidiaries. The following table shows the annual retirement benefits payable under the retirement plan to associates based on the stated compensation and years of service, assuming the participant was born in 1955 or later, all service is after 1988, and retirement is at the age of 65.

                                Years of Accredited Service
                              (Social Security Benefits Not
                                         Included)
Compensation                  10 Years   20 Years   30 Years
  $ 10,000................... $  1,900   $  3,800  $   5,700
    20,000...................    3,800      7,600     11,400
    30,000...................    5,900     11,900     17,800
    40,000...................    8,200     16,400     24,600
    50,000...................   10,500     21,000     31,500
    60,000...................   12,800     25,500     38,300
    70,000...................   15,000     30,100     45,100
    80,000...................   17,300     34,700     52,000
    90,000...................   19,600     39,200     58,800
   100,000...................   21,900     43,800     65,700
   150,000...................   33,300     66,600     99,900
   200,000...................   44,700     89,400    134,100


Benefits for retirement plan purposes are calculated based upon the average monthly compensation for the highest five consecutive years in the last 10 years of employment. The Company's retirement plan also provides pre-retirement disability and death benefits. For 2003, the maximum annual compensation recognized for benefit purposes is $200,000, and the maximum annual benefit permitted under IRS regulations is $160,000.

As of December 31, 2002, the applicable compensation levels and accredited service for determination of pension benefits for the named executive officers would have been:

                                             Accredited
                             Compensation     Service
    Thomas A. Barron            $310,761         28
    William G. Smith, Jr.       $328,975         24
    J. Kimbrough Davis          $207,070         21


Benefits are equal to the adjusted accrued benefits as of December 31, 1988, computed in accordance with a prior formula, plus a percentage of average monthly compensation for each year of service after 1988. Employees with service prior to 1989 or born prior to 1955 will have different benefits from those shown above, depending upon their year of birth, years of service prior to 1989, and compensation level. No single table is possible for these employees due to the multiple variables involved.

Supplemental Employee Retirement Plan

Effective January 1, 1996, the Board of Directors of the Company implemented a supplemental employee retirement plan covering William G. Smith, Jr. and Thomas A. Barron. In 2001, the Board extended the coverage of this plan to
J. Kimbrough Davis. This plan is designed to restore a portion of the benefits Messrs. Smith, Barron and Davis would otherwise receive under the Retirement Plan if these benefits were not limited by the tax laws. Participants under the Retirement Plan receive benefits determined by a formula that is based on average monthly compensation. Due to the tax law limitations, the relative benefits payable to Messrs. Smith, Barron and Davis are significantly less than those of other Retirement Plan participants. The supplemental plan provides additional benefits, which, when combined with benefits payable under the Retirement Plan, approximate 60 percent of average monthly compensation, which more closely aligns the benefits payable to Messrs. Smith, Barron and Davis with those of other Retirement Plan participants. The Supplemental Plan is not a qualified plan under the tax laws. The Company has no obligation to fund the supplemental plan but accrues for its anticipated obligations under the supplemental plan on an annual basis.

401(k) Profit Sharing Plan

On October 1, 1997, the Company adopted a 401(k) plan. The purpose of the 401(k) plan is to serve as a supplementary retirement plan for employees who are eligible to participate. It is primarily intended to provide a convenient program of regular savings and investment for eligible employees. The 401(k) plan is presently administered by the Retirement Committee of the Company. Capital City Trust Company, an indirect wholly-owned subsidiary of the Company, serves as trustee of the trust fund into which funds contributed under the 401(k) plan and the earnings under the 401(k) plan are held. One investment option provided by the 401(k) plan is a fund of the Company's common stock. Up to 50,000 shares of common stock may be purchased under the 401(k) plan. During fiscal year 2002, no shares of common stock were issued under the 401(k) plan, but plan participants made open market purchases in the amount of 1,643 shares. Purchases of the Company's common stock under this plan are voluntary, and the Company does not restrict the sale of its common stock under the 401(k) plan.

-----------------------------------------------------------------------------
FIVE-YEAR PERFORMANCE GRAPH
-----------------------------------------------------------------------------

This performance graph compares the cumulative total shareholder return on the Company's common stock with the NASDAQ - Total US and the NASDAQ Bank Index for the past five years. The graph assumes that $100 was invested on December 31, 1997 in the Company's common stock and each of the above indices, and that dividends are reinvested. The shareholder return shown below for the five-year historical period may not be indicative of future performance.

Capital City Bank Group, Inc.
[PERFORMANCE GRAPH APPEARS HERE]


                                                          Period Ending
                                 ---------------------------------------------------------------
Index                            12/31/97   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
------------------------------------------------------------------------------------------------
Capital City Bank Group, Inc.     100.00     103.91      82.87      98.22      96.66     162.45
NASDAQ - Total US*                100.00     140.99     261.48     157.41     124.89      86.33
NASDAQ Bank Index*                100.00      99.36      95.51     108.95     117.97     120.61

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business,
         The University of Chicago 2003.  Used with permission.  All rights reserved.

-----------------------------------------------------------------------------
RATIFICATION OF AUDITORS
-----------------------------------------------------------------------------

ITEM NO. 2 - RATIFICATION OF AUDITORS
-------------------------------------

The Board appointed KPMG LLP, independent certified public accountants, as the Company's independent auditors for the fiscal year ending December 31, 2003. KPMG LLP has served as the Company's independent auditors since the 2002 fiscal year.

With respect to fiscal year 2003, KPMG LLP will audit the Company's consolidated financial statements, provide limited reviews of quarterly reports, perform services related to filings with the Securities and Exchange Commission and other non-audit related services.

Changes in Principal Accountants
--------------------------------

On May 29, 2002, the Board, on the recommendation of its Audit Committee, decided to no longer engage Arthur Andersen LLP as the Company's independent public accountants and to engage KPMG LLP to serve as the Company's independent public accountants for the fiscal year 2002, as reported on Form 8-K, dated May 31, 2002.

For each of the years ended December 31, 2001, 2000 and 1999, Arthur Andersen LLP's reports on the Company's consolidated financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000 and through May 29, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for these years; and there were no reportable events as defined in
Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2001 and 2000 and through May 29, 2002, the Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Company requested Arthur Andersen LLP to furnish a letter addressed to the SEC stating whether Arthur Andersen LLP agrees with the Company's statements above. A copy of this letter addressed to the SEC, dated May 29, 2002, is filed as an exhibit to the Form 8-K filed by the Company on May 31, 2002.

Fees Paid to Principal Accountants
----------------------------------

Fees billed to Capital City Bank Group during fiscal 2002 were as follows:

        Audit Fees - Audit fees billed to Capital City Bank Group by KPMG LLP during the Company's 2002 fiscal year for audit of the Company's annual financial statements and review of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $167,000.

        Financial Information Systems Design and Implementation Fees - The Company did not engage KPMG LLP or Arthur Andersen LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

        All Other Fees - Other fees billed to the Company by KPMG LLP during the Company's 2002 fiscal year totaled $65,000, including $27,500 for audit related services and $37,500 for non-audit services. Other fees billed to the Company by Arthur Andersen LLP during the Company's 2002 fiscal year totaled $111,500. All Other Fees consist primarily of fees for preparation of income and property tax returns, co-sourcing of the information technology internal audit and auditing of the Company's retirement plans.

The Audit Committee has determined that the non-audit services provided by KPMG LLP and Arthur Andresen LLP during the fiscal year ended December 31, 2002 were compatible with maintaining their independence.

Ratification of KPMG LLP
------------------------

Shareowner ratification of the selection of KPMG LLP as the Company's independent public accountants is not required by the Company's By-Laws or other applicable legal requirement. However, the Board is submitting the selection of KPMG LLP to the shareowners for ratification as a matter of good corporate practice. If the shareowners fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareowners.

Representatives of KPMG LLP may be present at the meeting to respond to appropriate questions and to make any statements as they may desire.

The proposal to ratify KPMG LLP as independent auditors will be approved if the votes cast by the shareowners present, or represented, at the meeting and entitled to vote on the matter favoring this proposal exceed the votes cast in opposition to the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

-----------------------------------------------------------------------------
ANNUAL REPORT
-----------------------------------------------------------------------------

The Company has filed an annual report for the fiscal year ended December 31, 2002 on Form 10-K with the Securities and Exchange Commission. Shareowners may obtain, free of charge, a copy of the Company's annual report on Form 10-K by writing to the Chief Financial Officer at the Company's corporate address.

                         CAPITAL CITY BANK GROUP, INC.
                           217 North Monroe Street
                          Tallahassee, Florida 32301

                   PROXY FOR ANNUAL MEETING OF SHAREOWNERS
                               APRIL 22, 2003

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareowner of Capital City Bank Group, Inc. (the "Company"),Tallahassee, Florida, do hereby nominate, constitute and appoint Randolph M. Pople and Dale A. Thompson, or any one of them (with full power to act alone), my true and lawful attorneys and proxies with full power of substitution, for me and in my name, place and stead to vote all the shares of Common Stock of the Company, standing in my name on its books as of the close of business on Friday, February 28, 2003, at the annual meeting of its shareowners to be held at University Center Club, Building B, Floor 3, University Center, Florida State University, Doak Campbell Stadium, Tallahassee, Florida, on Tuesday, April 22, 2003, at 10:00 a.m., or at any adjournments thereof with all the power the undersigned would possess if personally present.

                 (Continued and to be signed on the other side)

                       ANNUAL MEETING OF SHAREOWNERS OF

                        CAPITAL CITY BANK GROUP, INC.

                           Tuesday, April 22, 2003

                          PROXY VOTING INSTRUCTIONS

MAIL
----
Date, sign and mail your proxy card in the envelope provided as soon as possible.

                                    -OR-

TELEPHONE
---------
Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have you control number and the proxy card available when you call.

                                    -OR-

INTERNET
--------
Access "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.


Please Detach and Mail in the Envelope Provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]


(1.) To elect the two persons listed at right as Class III directors of the Company to serve a term of three years each, or until their successors are duly elected and qualified.

[ ] FOR ALL NOMINEES                       NOMINEES:
                                           ( ) DuBose Ausley
[ ] WITHHOLD AUTHORITY                     ( ) John K. Humphress
    FOR ALL NOMINEES

[ ] FOR ALL EXCEPT
    (See instructions below)


INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (*)
-----------------------------------------------------------------------------




-----------------------------------------------------------------------------
To change your address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]
-----------------------------------------------------------------------------

(2.) To ratify the appointment of KPMG LLP as auditors for the Company for the fiscal year ending December 31, 2003.

FOR [ ]     AGAINST [ ]     ABSTAIN [ ]


(3.) In the discretion of the Board of Directors of the Company, to approve such other business properly coming before the meeting or any adjournment of the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE PROPOSALS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE GIVEN ON THE PROXY, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AS DETERMINED BY THE BOARD OF DIRECTORS ON ANY OTHER MATTER WHICH MAY PROPERLY BE BROUGHT AT THE MEETING.

The undersigned Shareowner(s) hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.


Signature of Shareowner                              Date:
                        ------------------------           -----------------

Signature of Shareowner                              Date:
                        ------------------------           -----------------

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.


When signed as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. 14



17

25